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EXHIBIT 23.2

Consent of Independent Public Accountants

        We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated August 26, 2003, except for Note 4 which is as of September 22, 2003 on our audits of the consolidated financial statements of SYS and subsidiaries as of and for the years ended June 30, 2003 and 2002. We also consent to the reference to our firm under the caption, "Experts".

/s/  J. H. COHN LLP

April 16, 2004

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  EXHIBIT 23.2
Consent of Independent Public Accountants